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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  June 7, 2006


                               NTN Buzztime, Inc.
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                                  001-11460
     (State or Other Jurisdiction of            (Commission File Number
      Incorporation or Organization)

                                   31-1103425
                      (I.R.S. Employer Identification No.)

            5966 La Place Court
            Carlsbad, California                            92008
     (Address of Principal Executive Offices)            (Zip Code)

                                 (760) 438-7400
              (Registrant's Telephone Number, Including Area Code)

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.01     Financial Statements and Exhibits.

              Item 9.01 of the Current Report on Form 8-K of NTN Buzztime, Inc. filed June 14, 2006 is amended in its entirety and for the purpose of attaching
Exhibit 99.1.

              (c)     Exhibits

   99.1       Press Release, dated June 12, 2006, issued by NTN Buzztime, Inc.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              NTN Buzztime, Inc.
                                                 (Registrant)


                                        By:   /s/ Andy Wrobel
                                              ----------------------------------
     Date:  June 15, 2006                     Andy Wrobel
            ------------------                Chief Financial Officer


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                                                                    Exhibit 99.1

ntn logo

CONTACT:
Andy Wrobel
Chief Financial Officer
NTN Buzztime, Inc.
(760) 930-1177
Andy.Wrobel@ntn.com

                   NTN BUZZTIME ANNOUNCES DARIO L. SANTANA TO
                                 BECOME NEW CEO

                        Executive to Start July 10, 2005


CARLSBAD, Calif., June 12, 2006 /PRNewswire-FirstCall/ -- NTN Buzztime, Inc. (Amex: NTN), a leading developer and distributor of interactive entertainment games and technology, today announced that Dario L. Santana will become its next President and Chief Executive Officer, commencing July 10, 2006.

Mr. Santana was most recently President of Tyco Fire & Security - Latin America, a services and technology company with annual revenues approaching $300M. Prior to joining Tyco in October 2002, he was the President and COO of Aerocast, Inc. a streaming media start-up, which delivered entertainment quality video to the broadband enabled home. Mr. Santana was an executive with General Instrument/ Motorola Broadband from 1992 until 2000; his last role at Motorola was VP/GM Advanced Network Systems. He holds a MBA from the Harvard Business School and an engineering degree from Purdue University.

The announcement concludes a six-month board search for a successor, following the December 20, 2005 announcement by CEO Stanley Kinsey that he would not seek renewal of his employment contract in 2006, but would continue running the company until a successor was found. Mr. Santana will commence his responsibilities on July 10, 2006.

"Dario is a great fit for our company," said Kinsey. "His experience in growing businesses and his knowledge of media distribution are exactly what we were looking for in an executive. We are very excited to have Dario stepping into this opportunity."

"Thanks to the efforts of Stan and his team, this company has the market position, talent, technology and entertainment assets needed to succeed in this exciting industry," said Santana. "I look forward to leading NTN Buzztime and, together with its management team, driving this company to realize its full potential in the coming years."

Additionally, Mr. Barry Bergsman, the current Lead Outside Director, will become Chairman of the company on July 10, 2006. Mr. Kinsey will remain a member of the board of directors. Mr. Santana will be introduced to shareholders at the Company's annual meeting in Carlsbad, California on June 14, 2006.

About NTN Buzztime, Inc.

Based in Carlsbad, CA, NTN Buzztime, Inc. (Amex: NTN - News) has been a leader in interactive television entertainment for over 20 years and distributes its interactive games and technology through numerous platforms including cable TV, satellite TV, mobile phones, electronic games and books, as well as its own Buzztime Network which is available on TVs in over 4,000 restaurants, sports bars and pubs throughout North America and the United Kingdom. For more information, please see www.buzztime.com.


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This release contains forward-looking statements which reflect management's current views of future events and operations and assumptions that are subject to risks and uncertainties that could cause circumstances to differ materially. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.


     CONTACT:
     Andy Wrobel
     Chief Financial Officer
     NTN Buzztime, Inc.
     (888) 752-9686 x 1263
     Andy.Wrobel@ntnbuzztime.com